UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Strategic Dental Management Corp.

(Exact name of registrant as specified in its charter)

COLORADO	27-1340346
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1496 N. Higley Rd.
Gilbert, AZ	85234
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

- None-

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the

following box.   [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the

following box.   [X]

Securities Act registration statement file number to which this form relates:   333-172110

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $.001	None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

See "Description of Securities" in Strategic Dental Management Corp.’s Registration Statement on Form S-1 (File No. 333-72110) which is hereby incorporated by reference.

Item 2.   Exhibits

   3   Articles of Incorporation, By-Laws

         (i)   Articles of Incorporation and amendment incorporated by

      reference to Form S-1 filed February 8, 2011.

         (ii)  By-Laws incorporated by reference to Form S-1 filed February 8,

      2011.

  10.1   Softouch Dental Agreement incorporated by reference to Form S-1 filed February 8, 2011

  10.2   American Business Services Note incorporated by reference to Form

S-1 filed February 8, 2011

See "Exhibits" in Strategic Dental Management Corp.'s Registration Statement on Form S-1 (File No. 333-172110) which is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Strategic Dental Management Corp.

/s/ Brian E. Ray

By: Brian E. Ray

Chief Executive Officer

Dated:   May 25, 2012